AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

SUNTRUST MORTGAGE, INC.
Seller and Servicer

CITIGROUP GLOBAL MARKETS REALTY CORP.
Initial Purchaser

DATED AS OF JULY 1, 2005

Fixed and Adjustable Rate Mortgage Loans

TABLE OF CONTENTS

SECTION 1. Definitions
Buydown Period
SECTION 2. Agreement to Purchase
SECTION 3. Mortgage Loan Schedules
SECTION 4. Purchase Price
SECTION 5. Examination of Mortgage Files
SECTION 6. Conveyance from Seller to Initial Purchaser
Subsection 6.01. Conveyance of Mortgage Loans; Possession of Servicing Files
Subsection 6.02. Books and Records
Subsection 6.03. Delivery of Mortgage Loan Documents
SECTION 7. Representations, Warranties and Covenants of the Seller: Remedies for Breach
Subsection 7.01. Representations and Warranties Respecting the Seller
Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans
Subsection 7.03. Remedies for Breach of Representations and Warranties
Subsection 7.04 Repurchase of Certain Mortgage Loans
SECTION 8. Closing
SECTION 9. Closing Documents
SECTION 10. Costs
SECTION 11. Seller’s Servicing Obligations
SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates
SECTION 13. The Seller
Subsection 13.01. Additional Indemnification by the Seller
Subsection 13.02. Merger or Consolidation of the Seller
Subsection 13.03. Limitation on Liability of the Seller and Others
Subsection 13.04. Seller Not to Resign
Subsection 13.05. No Transfer of Servicing
SECTION 14. DEFAULT
Subsection 14.01. Events of Default
Subsection 14.02. Waiver of Defaults
SECTION 15. Termination
SECTION 16. Successor to the Seller
SECTION 17. Financial Statements
SECTION 18. Mandatory Delivery: Grant of Security Interest
SECTION 19. Notices
SECTION 20. Severability Clause
SECTION 21. Counterparts
SECTION 22. Governing Law
SECTION 23. Intention of the Parties
SECTION 24. Successors and Assigns
SECTION 25. Waivers
SECTION 26. Exhibits
SECTION 27. General Interpretive Principles
SECTION 28. Nonsolicitation
SECTION 29. Reproduction of Documents
SECTION 30. Further Agreements
SECTION 31. Privacy.
SECTION 32. Third Party Beneficiary

EXHIBITS

EXHIBIT 1    SELLER’S OFFICER’S CERTIFICATE
EXHIBIT 2    FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3    SECURITY RELEASE CERTIFICATION
EXHIBIT 4    ASSIGNMENT AND CONVEYANCE
EXHIBIT 5    CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6    FORM OF CUSTODIAL AGREEMENT
EXHIBIT 7    FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 8    FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 9    SERVICING ADDENDUM
EXHIBIT 10  FORM OF CONFIRMATION
EXHIBIT 11  FORM OF BACK-UP CERTIFICATION
EXHIBIT 12  FORM OF ASSIGNMENT AND RECOGNITION
EXHIBIT 13  FORM OF INDEMNIFICATION AGREEMENT

SCHEDULE I           MORTGAGE LOAN SCHEDULE
SCHEDULE II          PREPAYMENT CHARGE SCHEDULE

AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of July 1, 2005, by and between Citigroup Global Markets Realty Corp., having an office at 390 Greenwich Street, New York, New York 10013 (the “Initial Purchaser”, and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”) and SunTrust Mortgage, Inc., having an office at 901 Semmes Avenue, Richmond, Virginia 23224 (the “Seller”).

W I T N E  ;S S E T H :

WHEREAS, the Purchaser and the Seller entered into that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2003 (the "Original Agreement");

WHEREAS, the Purchaser and the Seller desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety;

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans, (the “Mortgage Loans”) as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan originated more than 12 months following the purchase of the Mortgaged Property by the related Mortgagor, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

Assignment of Mortgage: With respect to each Mortgage Loan which is not a MOM Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of Virginia or the State of New York are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit 10 (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Credit Score: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores at the time of the origination of a Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores.

Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “SunTrust Mortgage, Inc., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which agreement is annexed hereto as Exhibit 6.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date: The first day of the month in which the related Closing Date occurs.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately following such fifteenth (15th) day.

Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

Due Date: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that (a) is incorporated under the laws of the United States of America or any state thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has or is a subsidiary of a holding company that has an outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated A-1 by S&P or Prime-1 by Moody’s (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “SunTrust Mortgage, Inc., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default: Any one of the events enumerated in Section 14.01.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: Freddie Mac, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement, a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

FNMA: Fannie Mae or any successor thereto.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Final Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Final Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Initial Purchaser: Citigroup Global Markets Realty Corp., or any successor.

Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease on the initial Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Final Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Final Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The aggregate of the advances made by the Seller on any Distribution Date pursuant to Section 11.21.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation.

Mortgage Interest Rate:With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note..

Mortgage Loan: Each first or second lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Confirmation and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed in Section 2 of the Custodial Agreement pertaining to any Mortgage Loan.

Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Purchaser at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (8) the Loan-to-Value Ratio at origination and the Combined Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination; (13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the original principal amount of the Mortgage Loan; (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (22) the Mortgage Interest Rate at origination; (23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (25) with respect to each Adjustable Rate Mortgage Loan, the Index; (26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (28) a code indicating the documentation style (i.e., full, alternative or reduced); (29) the Appraised Value of the Mortgaged Property; (30) the sale price of the Mortgaged Property, if applicable; (31) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge or penalty; (32) the amount and the term of any prepayment Charge or penalty; (33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30, etc.); (34) the Mortgagor’s debt to income ratio; (35) a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien; (36) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan; (37) the Mortgage Loan’s payment history; (38) a code indicating the form of appraisal (i.e. form 1004, 2055, etc.); (39) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN; and (40) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (41) the amount of any fees payable by the Mortgagor in connection with the origination of such Mortgage Loan; (42) the Mortgagor’s income at origination; (43) the amortized original term to maturity as of the Cut-off Date; (44) with respect to each Adjustable Rate Mortgage Loan, a code indicating the frequency of adjustment of the related Mortgage Interest Rate; (45) the number of units in the related Mortgaged Property; (46) a code indicating whether the related Mortgagor is self-employed; (47) a code indicating the credit grade; (48) Tax Service Contract provider; and (49) Tax Service Contract number. With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgaged Property: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

Net Mortgage Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Seller or any of its Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by the Rating Agencies in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agencies in its highest short-term unsecured debt rating available at the time of such investment; and

(vi) units of money market funds that have been rated “AAA” by S&P, “Aaa” by Moody’s and “AAA” by Fitch (if rated by Fitch);

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Seller enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Charge Schedule: The schedule to be annexed hereto as Schedule II indicating whether a Mortgage Loan is subject to a Prepayment Charge and if so, the amount and term of such Prepayment Charge.

Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining terms to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%, (viii) conform to each representation and warranty set forth in Section 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (ix) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMIC’s, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “SunTrust Mortgage, Inc. in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans”.

REO Disposition: The final sale by the Seller of any REO Property.

REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i)(A) prior to the Reconstitution Date with respect to such Mortgage Loan, the product of the Stated Principal Balance of such Mortgage Loan times the greater of (x) the Purchase Price percentage as stated in the related Confirmation and (y) 100%, and (B) thereafter, the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan, plus (iii) any unreimbursed servicing advances and monthly advances (including nonrecoverable monthly advances) and any unpaid servicing fees allocable to such Mortgage Loan paid by any party other than the Seller, plus (iv) any costs and expenses incurred by the Purchaser, the servicer, master servicer or any trustee in respect of the breach or defect giving rise to the repurchase obligation including, without limitation, any costs and damages incurred by any such party in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home.

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Servicing Addendum: The terms and conditions attached hereto as Exhibit 9 which will govern the servicing of the Mortgage Loans by Seller during the Preliminary Servicing Period.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Seller, or as otherwise proved under Section 11.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

Servicing Fee Rate: The per annum rate at which the Servicing Fee accrues, which rate shall be equal to the quotient of the annual Servicing Fee payable with respect to any Mortgage Loan divided by the Stated Principal Balance of the Mortgage Loan as of any date of determination.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

S&P: Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. or its successor in interest.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

Tax Service Contract: A contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Confirmation, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3. Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date.

SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Net Mortgage Interest Rate less the Servicing Fee Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, the Seller shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Confirmation or the Initial Purchaser’s underwriting standards, such Mortgage Loans may, at the Initial Purchaser’s option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy provided for in this Agreement.

SECTION 6. Conveyance from Seller to Initial Purchaser.

Subsection 6.01. Conveyance of Mortgage Loans; Possession of Servicing Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

Subsection 6.02. Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser, the Custodian or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements.

Subsection 6.03. Delivery of Mortgage Loan Documents.

Pursuant to the Custodial Agreement to be executed among and delivered by the Initial Purchaser, the Custodian and the Seller prior to the Initial Closing Date, the Seller shall from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall be responsible for maintaining the Custodial Agreement during the Preliminary Servicing Period. The fees and expenses of the Custodian during such period shall be paid by the Seller, and the Seller shall provide customary indemnification to the Custodian pursuant to the Custodial Agreement.

The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

SECTION 7. Representations, Warranties and Covenants of the Seller: Remedies for Breach.

Subsection 7.01. Representations and Warranties Respecting the Seller.

The Seller represents, warrants and covenants to the Purchaser as of the initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i) The Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted. It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property is located and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) The Seller is an approved seller/servicer for FNMA and FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD;

(vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian;

(viii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(ix) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(xii) The information delivered by the Seller to the Purchaser with respect to the Seller’s loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects;

(xiii) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

(xiv) The transfer of the Mortgage Loans shall be treated as a sale on the books and records of Seller, and Seller has determined that, and will treat, the disposition of the Mortgage Loans pursuant to this Agreement for tax and accounting purposes as a sale. Seller shall maintain complete records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser;

(xv) The consideration received by the Seller upon the sale of the Mortgage loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans; and

(xvi) Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

(xvi) To the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS and is current in payment of all fees and assessments imposed by MERS.

(xvi) To the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(iii) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(vii) All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Any and all requirements of any federal, state or local law including, but not limited to, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x) The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xiv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage. The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xv) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvi) The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy acceptable to FNMA and FHLMC (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (x)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xviii) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xx) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD.

(xxi) Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

(xxii) The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the FNMA and FHLMC servicing guides. With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any. With respect to escrow deposits and Escrow Payments(other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiii) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxv) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated which underwriting standards satisfy the standards of FNMA and FHLMC; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxix) With respect to each Buydown Mortgage Loan:

(a) On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan for the first six months of the term of such Mortgage Loan at an interest rate of not more than 1.0% less per annum than the Mortgage Interest Rate. The effective interest rate will increase in the seventh month of the Buydown Mortgage Loan so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.

(b) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the Loan-to-Value Ratios for purposes of this Agreement and, if the Buydown Funds were provided by the Seller and if required under Agency Guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(c) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and

(d) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of FNMA and FHLMC regarding buydown agreements.

(xxx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxi) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxii) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxiii)  Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

(xxxiv) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance or regulation;

(xxxv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxvi) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvii) (xxxi) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxviii) No Mortgage Loan has a balloon payment feature;

(xxxix) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(xl) No Mortgage Loan which is a Cash-out Refinancing was originated in the State of Texas;

(xli) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(xlii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xliii) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xliv) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994, as amended (“HOEPA”), (b) a “high cost”, “covered”, “abusive”, “predatory”, “Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) in violation of any such or comparable federal, state or local statutes or regulations. No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E as of the related Closing Date);

(xlv) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

(xlvi) None of the proceeds of the Mortgage Loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance;

(xlvii) The Mortgage Loans were not selected from the outstanding fixed rate one to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

(xlviii) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xlix) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(l) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

(li) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lii) The seller has no knowledge of any circumstances or condition with respect to the Mortgage, the mortgaged property, the Mortgagor or the Mortgagor’s credit standing that can be reasonably be expected to cause the mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(liii) No Mortgage Loan is a “home loan” under the Georgia Fair Lending Act, or each Mortgage Loan secured by a mortgaged property located in the State of Georgia was originated after March 7, 2003;

(liv) No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property; and

(xlxv) Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Pass-Through Transfer without unreasonable credit enhancement.

(lvi) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(lvii)With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lviii) With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not permit negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(lix) The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(lx) No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(lxi) The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(lxii) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”). The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(lxiii) The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(lxiv) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(lxv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(lxvi) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(lxvii) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(lxviii) Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(lxix) The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(lxx) Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(lxxi) Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the related Confirmation;

(lxxii) No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(lxxiii) No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxxiv) With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(lxxv) No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lxxvi) No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxvii) The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxxviii) [Reserved];

(lxxix) With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments; Each Prepayment Charge is permissible, collectable and enforceable.

(lxxx) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxxxi) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxxxii) All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA’s anti-predatory lending requirements as set forth in the FNMA Selling Guide;

(lxxxiii) The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxxxiv) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxxxv) The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis;

(lxxxvi) With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

(lxxxvii) The Seller has no knowledge of any condition or circumstance relating to such Mortgage Loan that would indicate that the current Appraised Value of the Mortgaged Property is less than the Appraised Value at the origination of such Mortgage Loan.

Subsection 7.03. Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties (notwithstanding any representation and warranty given to the best of Seller’s knowledge), which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 60 days (or with respect to a breach of Subsection 7.02(lvi), within ten (10) days) of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price within two (2) Business Days following the expiration of the related cure period. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Subsections 7.02 (lxii), (lxiv), (lxxii), (lxxiii), (lxxix), (lxxxiv), (lxxxv) and (lxxxviii) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

If the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller or its designee as the beneficial holder of such Mortgage Loan.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by the Custodial Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 7.01 and 7.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

Subsection 7.04 Repurchase of Certain Mortgage Loans.

In the event that (i) the first Due Date for a Mortgage Loan is subsequent to the Cut-off Date and the initial Monthly Payment is not made within 30 days of such Due Date, (ii) a Monthly Payment due prior to the related Cut-off Date is not made within 30 days of the related Due Date or (iii) the principal balance due on a Mortgage Loan is paid in full within sixty (60) days following the related Closing Date, then, in each case, the Seller shall repurchase the affected Mortgage Loans at the Repurchase Price provided that, Purchaser provides statement of amount to be reimbursed within 30 days of Purchaser's knowledge of such pay off.

SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)
the Initial Purchaser shall have received, or the Initial Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(c)	the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

(d)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9. Closing Documents.

(a)          On or before the Initial Closing Date, the Seller shall submit to the Initial Purchaser fully executed originals of the following documents:

1.	this Agreement, in four counterparts;

2.	the Custodial Agreement, in six counterparts, in the form attached as Exhibit 6 hereto;

3.	a Custodial Account Letter Agreement in the form attached as Exhibit 7 hereto;

4.	as Escrow Account Letter Agreement in the form attached as Exhibit 8 hereto;

5.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

6.	an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

7.	an Opinion of Counsel to the Custodian, in a form acceptable to the Initial Purchaser; and

8.           the Seller’s underwriting guidelines.

(b)        The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

1.	the related Confirmation;

2.	the related Mortgage Loan Schedule, one copy to be attached hereto and one copy to be attached to the Custodian’s counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

3.	a Custodian’s Trust Receipt and Initial Certification, as required under the Custodial Agreement, in a form acceptable to the Initial Purchaser;

4.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

5.	if requested by the Initial Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

6.	if requested by the Initial Purchaser, an Opinion of Counsel to the Custodian, in a form acceptable to the Initial Purchaser;

7.
a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

8.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

9.	an Assignment and Conveyance in the form of Exhibit 4 hereto.

SECTION 10.     Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, the fees of the Custodian and the Seller’s attorney’s fees, shall be paid by the Seller.

SECTION 11.     Seller’s Servicing Obligations. The Seller, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 9, which Servicing Addendum is incorporated herein by reference.

SECTION 12.     Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect either:

(1)         one or more Whole Loan Transfers; and/or

(2)	one or more Pass-Through Transfers.

With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

(1)
to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(2)
to execute any Reconstitution Agreements, the Assignment and Recognition Agreement substantially in the form set forth as Exhibit 11 attached hereto, and the Indemnification Agreement substantially in the form set forth as Exhibit 12 attached hereto, provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(3)
with respect to any Whole Loan Transfer or Pass-Through Transfer, the Seller shall make the representations and warranties regarding the Seller and the Mortgage Loans as of the date of the Whole Loan Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer and supplemented by additional representations and warranties that are not unreasonable under the circumstances as of the date of such Whole Loan Transfer or Pass-Through Transfer, to the extent that any events or circumstances, including changes in applicable law occurring subsequent to the related Closing Date(s), would render a related Mortgage Loan unmarketable to a material segment of the secondary mortgage or mortgage-backed securities market;

(4)
to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its underwriting guidelines, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser, and to deliver to the Purchaser any similar non public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions or any alleged misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

(5)
to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

(6)
to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser;

(7)
to negotiate and execute one or more subservicing agreements between the Seller and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser in its sole discretion after consultation with the Seller and/or one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Seller, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

(8)
in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser’s direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for “AAA” rated mortgage pass-through transactions which are “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. At the option of the Purchaser, the facilities of the Depository Trust Company (“DTC”) may be used in connection with any class of security issued pursuant to any pooling agreement, subject only to the consent of the DTC. If the Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Seller agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by the Purchaser at its sole discretion, and/or one or more servicing agreements among the Seller (as servicer), the Purchaser and a trustee designated by the Purchaser at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph;

(9)	to transfer the servicing rights to the Purchaser or its designee as described in Section 15 upon the direction of the Purchaser; and

(10)
with respect to each Whole Loan Transfer and Pass-Through Transfer, the Seller shall establish and maintain one or more Custodial Accounts and Escrow Accounts with respect to the Mortgage Loans sold pursuant to such Whole Loan Transfer or Pass-Through Transfer, which accounts shall be established and maintained in addition to, and separate and apart from, any other Custodial Account or Custodial Accounts and Escrow Account or Escrow Accounts established and maintained pursuant to this Agreement. The sale or transfer of the Mortgage Loans pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be deemed to create a separate and distinct servicing agreement by the Seller with respect to such Mortgage Loan or Loans. In connection therewith, the obligation of the Seller in respect of compensating interest payments for Prepayment Interest Shortfalls with respect to the Mortgage Loans sold pursuant to a Whole Loan Transfer or Pass-Through Transfer, or sold pursuant to one Whole Loan Transfer or Pass-Through Transfer and separated by loan group (each, a “Loan Group”), shall accrue with respect to the related Mortgage Loans or Loan Group, and shall not be made on an aggregate basis with all of the Mortgage Loans purchased pursuant to or in connection with this Agreement or with the Mortgage Loans of a different Loan Group. In addition, any reimbursement of the Seller in respect of Monthly Advances, Servicing Advances and unreimbursed Servicing Fees shall be reimbursed first on a loan by loan basis and, if reimbursed out of general collections on the related Mortgage Loans, shall be reimbursed from collections on the Mortgage Loans sold pursuant to the related Whole Loan Transfer or Pass-Through Transfer or, with respect to Mortgage Loans sold pursuant to one Whole Loan Transfer or Pass-Through Transfer and separated by Loan Group, out of collections of the Mortgage Loans in the related Loan Group.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 13. The Seller.

Subsection 13.01. Additional Indemnification by the Seller.

In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

Subsection 13.02. Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a FNMA or FHLMC approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Seller.

Subsection 13.03. Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller’s indemnification under Subsections 7.03 or 13.01.

Subsection 13.04. Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Seller. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 13.05. No Transfer of Servicing.

The Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

SECTION 14. DEFAULT.

Subsection 14.01. Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii) failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser or by the Custodian; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) failure by the Seller to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located; or

(vii) the Seller has its right to service temporarily or permanently suspended by FNMA or FHLMC or otherwise ceases to meet the qualifications of either a FNMA or FHLMC seller/servicer; or

(viii) the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(ix) the Seller fails to duly perform, within the required time period, its obligations under Sections 11.24, 11.25 or 11.26 of the Servicing Addendum, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans; or

(x)  to the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller’s membership in MERS is terminated for any reason; or

(xi) a Rating Agency lowers Seller’s servicing rating below “average”, or its equivalent rating, anytime after the date of this Agreement;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 13.04) of the Seller hereunder, either (i) the successor Seller shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor company either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor company or (y) in causing MERS to designate on the MERS System the successor company as the servicer of such Mortgage Loan.

Subsection 14.02. Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 15. Termination. The respective obligations and responsibilities of the Seller, as servicer, shall terminate upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14. In the event that the Seller is terminated pursuant to this Section 15 without cause, the Purchaser shall pay to the Seller a termination fee in an amount equal to 1% of the Stated Principal Balance, as of the date of such termination, of the Mortgage Loans with respect to which the Seller is being terminated as servicer. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 16. Successor to the Seller. Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Section 12, 14 or 15, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02 and 7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement and the Custodial Agreement provided, however, that such successor shall not assume, and Seller shall indemnify such successor for, any and all liabilities arising out of the Seller’s acts as servicer. Any termination of the Seller as servicer pursuant to Section 12, 14 or 15 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation or remedies with respect to such claims.

The Seller shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

SECTION 17. Financial Statements. The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

SECTION 18. Mandatory Delivery: Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser’s (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 19. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i) if to the Purchaser:

Citigroup Global Markets Realty Corp.
390 Greenwich Street
New York, New York 10013

Attn: Peter Steinmetz

(ii) if to the Seller:

SunTrust Mortgage, Inc.
901 Semmes Avenue
Richmond, Virginia 23224

Attn: Tina Pack

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

SECTION 23. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

SECTION 24. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 28. Nonsolicitation. The Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan.

SECTION 29. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 30. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Without limiting the generality of the foregoing, the Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Initial Purchaser pursuant to Section 12 hereof. In such connection, the Seller shall (a) execute any agreement in accordance with the provisions of Section 12, and (b) provide to the Initial Purchaser or any prospective purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Initial Purchaser shall reasonably request; and (ii) such representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Initial Purchaser in connection with such transactions. The requirement of the Seller pursuant to (ii) above shall terminate on the final Reconstitution Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Initial Purchaser in writing of the estimated amount of such expense. The Initial Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

SECTION 31. Privacy. The Initial Purchaser agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by the Initial Purchaser in accordance with the privacy provisions of the Gramm-Leach Bliley Act, as amended from time to time; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) the Initial Purchaser is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law

SECTION 32. Third Party Beneficiary. For purposes of this Agreement any master servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer herein as if it were a direct party to this Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

SUNTRUST MORTGAGE, INC.
(Seller)

By: /s/ [Authorized Signatory]
Name: ____________________________________
Title: _____________________________________

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Initial Purchaser)

By: /s/ [Authorized Signatory]
Name: ____________________________________
Title: _____________________________________

EXHIBIT 1

SELLER’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of [SELLER], a ______________ (the “Seller”), and further certify, on behalf of the Seller as follows:

1. Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws][Certificate of limited partnership and limited partnership agreement] of the Seller as are in full force and effect on the date hereof.

2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of ____ 1, 200_, by and between the Seller and Citigroup Global Markets Realty Corp. (the “Purchaser”); (b) the Confirmation, dated _____________ 200_, between the Seller and the Purchaser (the “Confirmation”); (c) the Custodial Agreement, dated as of ____ 1, 200_, among the Purchaser, the Seller and ____________ (the “Custodial Agreement”); and (d) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 200_. No event has occurred since ___________________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

6. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

7. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Confirmation.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated: _____________________________

[Seal]

[SELLER]
(Seller)

By: ______________________________________
Name: ____________________________________
Title: Vice President

I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: _________________________

[Seal]

[SELLER]
(Seller)

By: ______________________________________
Name: ____________________________________
Title: [Assistant] Secretary

EXHIBIT 2

[FORM OF OPINION OF COUNSEL TO THE SELLER]

______________________________
(DATE)

Citigroup Global Markets Realty Corp.
390 Greenwich Street
New York, New York 10013

Re:	Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_

Gentlemen:

I have acted as counsel to [SELLER], a _________________ (the “Seller”), in connection with the sale of certain mortgage loans by the Seller to Citigroup Global Markets Realty Corp. (the “Purchaser”) pursuant to (i) a Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_, between the Seller and the Purchaser (the “Purchase Agreement”), the Custodial Agreement, dated as of _____ 1, 200_, among the Seller, the Purchaser, and _________________ (the “Custodial Agreement”) [and the Confirmation, dated __________, 200_, between the Seller and the Purchaser (the “Confirmation”)]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A.           The Purchase Agreement;
B.          [The Confirmation;]
C.           The Custodial Agreement;
D.	The Seller’s [Certificate of Incorporation and by-laws][certificate of limited partnership and limited partnership agreement], as amended to date; and
E.	Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1. The Seller has been duly [incorporated][formed] and is validly existing and in good standing under the laws of the State of __________ with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement, the Custodial Agreement [and the Confirmation] (sometimes collectively, the “Agreements”).

2. The Purchase Agreement, the Custodial Agreement [and the Confirmation] have been duly and validly authorized, executed and delivered by the Seller.

3. The Purchase Agreement, the Custodial Agreement [and the Confirmation] constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement, the Custodial Agreement [and the Confirmation], or the consummation of the transactions contemplated by the Purchase Agreement, the Custodial Agreement [and the Confirmation], except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement [and the Confirmation,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement, the Custodial Agreement [and the Confirmation] will result in a breach of any term or provision of the [certificate of incorporation or by-laws][certificate of limited partnership or limited partnership agreement] of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of ____________ or federal statute or regulation applicable to the Seller, or (iii) any order of any State of ____________ or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement and the Custodial Agreement.

6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or the Custodial Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement or the Custodial Agreement.

7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State of ___________. When endorsed, as provided in the Custodial Agreement, the Mortgage Notes will be duly endorsed under ______________ law.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 18 of the Purchase Agreement.

C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of ___________, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of _________ and the Federal laws of the United States of America.

Very truly yours,

EXHIBIT 3

SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Citigroup Global Markets Realty Corp. from the Seller named below pursuant to that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of _____ 1, 200_, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By: ______________________________

II. Certification of Release

The Seller named below hereby certifies to Citigroup Global Markets Realty Corp. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Citigroup Global Markets Realty Corp., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Seller

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

EXHIBIT 4

ASSIGNMENT AND CONVEYANCE

On this _______ day of ________, 200_, [SELLER] (“Seller”) as the Seller under that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_ (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Citigroup Global Markets Realty Corp. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representation and warranties set forth in Sections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller’s Officer’s Certificates and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and makes the following additional representations and warranties to the Purchaser, which additional representations and warranties are hereby incorporated into Section 7.02 of the Agreement:

(1)
When measured by aggregate Stated Principal Balance as of the Cut-off Date, no more than ____________ percent (__%) of the Mortgage Loans are Rate/Term Refinancings and no more than _____________ percent (__%) of the Mortgage Loans are Cash-Out Refinancings.

(2)
When measured by aggregate Stated Principal Balance as of the Cut-off Date, (i) no less than ______________ percent (__%) of the Mortgage Loans are secured by detached one-family dwellings or detached one-family dwellings in planned unit developments, (ii) no more than ____________ percent (__%) of the Mortgage Loans are secured by attached one-family dwellings in a planned unit development, (iii) no more than ______ percent (__%) of the Mortgage Loans are secured by individual condominium units, and (iv) no more than _____ percent (__%) of the Mortgage Loans are secured by detached two-to-four family dwellings;

(3)
When measured by aggregate Stated Principal Balance as of the Cut-off Date, no more than ______ percent (--%) of the Mortgage Loans had Loan-to-Value Ratio at origination in excess of 80%, and the weighted average Loan-to-Value Ratio for all Mortgage Loans at origination did not exceed __%;

(4)
With respect to all of the Mortgage Loans, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as Mortgagor’s primary residence;

(5)
No Mortgage Loan had a principal balance at origination in excess of $______ and the average principal balance of the Mortgage Loans on the Cut-off Date was not in excess of $______. When measured by the aggregate Stated Principal Balance as of the Cut-off Date, no more than __% of the Mortgage Loans had a principal balance at origination in excess of $_________;

(6)	Each Mortgage Loan has a Mortgage Interest Rate of at least ______%. The Mortgage Loans have a weighted average Mortgage Interest Rate of ______% as of the Cut-off Date;

(7)	All of the Mortgage Loans had an original term to maturity of 30 years; and

(8)
When measured by aggregate Closing Date Principal Balance as of the Cut-off Date, no more than five percent (5%) of the Mortgage Loans are secured by Mortgaged Properties located in the same United States postal zip code.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[SELLER]
(Seller)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Custodian:

1.	Mortgage Loan Documents.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income.

5.	Verification of acceptable evidence of source and amount of downpayment.

6.	Credit report on Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property.

10.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.	If available, termite report, structural engineer’s report, water potability and septic certification.

13.	Sales Contract, if applicable.

14.	Hazard insurance policy.

15.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

16.	Amortization schedule, if available.

17.	Payment history for Mortgage Loans that have been closed for more than 90 days.

EXHIBIT 6

CUSTODIAL AGREEMENT

EXHIBIT 7

CUSTODIAL ACCOUNT LETTER AGREEMENT

____________ __, 200_

To: ______________________________

(the “Depository”)

As Seller under the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “[SELLER] in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SELLER]
(Seller)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
Date: _____________________________________

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_________________________________________
Depository

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
Date: _____________________________________

EXHIBIT 8

ESCROW ACCOUNT LETTER AGREEMENT

               , 200_

To: ______________________________

(the “Depository”)

As Seller under the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “[SELLER] in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SELLER]
(Seller)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
Date: _____________________________________

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

                     & #160;
Depository

By: ______________________________________
Name: ____________________________________
Title: _____________________________________
Date: _____________________________________

EXHIBIT 9

SERVICING ADDENDUM

Section 11.01 Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

The Servicer shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS. At any time during the term of this Agreement, Purchaser may direct Servicer to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser’s reliance on the Seller.

Section 11.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 11.03 Realization Upon Defaulted Mortgage Loans.

(a) The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, the Seller shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller’s intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 11.05.

(b) Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vi).

If the Seller determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Seller shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vi).

(c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Seller for any related unreimbursed Servicing Advances, pursuant to Section 11.05(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.

Section 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vi) all Monthly Advances;

(vii) all proceeds of any Mortgage Loan repurchased in accordance with Sections 7.03 and 7.04 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(viii) any amounts required to be deposited by the Seller pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(ix) any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13;

(x) any amounts required to be deposited in the Custodial Account pursuant to Sections 11.19 or 11.20; and

(xi) with respect to each Principal Prepayment in full or in part received during the related Prepayment Period, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate; provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause (xi) exceed the aggregate amount of the Seller’s servicing compensation received in the calendar month in which such deposits are required; and

(xii) any amounts required to be deposited pursuant to Section 11.34 in connection with any losses realized on Permitted Investments with respect to funds held in the Custodial Account.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Section 11.05 Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.14;

(ii) to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(iii) to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(iv) to pay to itself pursuant to Section 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi) to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance;

(vii) to pay, or to reimburse the Seller for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

(viii) to clear and terminate the Custodial Account on the termination of this Agreement.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above. The Seller shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

Section 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 8.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 11.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 11.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non- renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Section 11.09 Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Section 11.10 Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 11.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

Section 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Purchaser.

Section 11.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within two years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Seller or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit 7 hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.

The Seller shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Seller. The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Seller shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Section 5.01.

Section 11.14 Distributions.

On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 11.15 Remittance Reports.

No later than the fifth Business Day of each month the Purchaser shall receive from the Servicer electronic(Excel or Text) information related to each mortgage loan serviced on behalf of the Purchaser. All reports shall be generated by the Servicers’s loan servicing system and outline loan activity that transpired during the immediately preceding calendar month.

Section 11.16 Statements to the Purchaser.

Not later than fifteen days after each Distribution Date, the Seller shall forward to the Purchaser or its designee a statement prepared by the Seller setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 11.04 and each category of withdrawal specified in Section 11.05.

In addition, not more than sixty days after the end of each calendar year, the Seller shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Section 11.17 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.02, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 11.18 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 11.19 Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 11.01, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Seller for entering into an assumption or substitution of liability agreement [in excess of 1% of the outstanding principal balance of the Mortgage Loan] shall be deposited in the Custodial Account pursuant to Section 11.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 11.20 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a servicing officer of the Seller (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Section 11.21 Monthly Advances by the Seller.

(a) Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b) The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Seller that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 11.22 Servicing Compensation.

As compensation for its services hereunder, the Seller shall, subject to Section 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 11.19, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 11.23 Special Remittance Provisions for Principal Prepayments

Prepayments received during the month of such remittance date, shall be remitted on the next succeeding remittance date as applicable. However the Purchaser and the Servicer may mutually agree in writing on any changes.

Section 11.24 Statement as to Compliance.

(a) The Seller will deliver to the Purchaser On or before February 28 of each year beginning February 28, 2004, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(b)With respect to any Loans that are subject to a Pass-Through Transfer or other securitization transaction, by February 28 of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the Seller shall execute and deliver an Officer’s Certificate to the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”) and any related depositor (a “Depositor”) for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, an Officer’s Certificate in the form attached hereto as Exhibit 11.

(c) The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.24, Section 11.25 or Section 11.26, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.24, Section 11.25 or Section 11.26, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Section 11.25 Independent Public Accountants’ Servicing Report.

On or before February 28 of each year beginning February 28, 2004, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Section 11.26 Annual Statement as to Compliance.

(a) On or before February 28 of each year (or if not a Business Day, the immediately preceding Business Day), beginning on February 28, 2004, or at any other time upon thirty days written request, an officer of the Seller shall, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction, execute and deliver to such master servicer for the benefit of such master servicer and its officers, directors and affiliates a certification in the form of Exhibit 11 attached hereto.

(b) The Seller shall indemnify and hold harmless the Initial Purchaser or its designee and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.26 or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Initial Purchaser or its designee, then the Seller agrees that it shall contribute to the amount paid or payable by the Initial Purchaser or its designee as a result of the losses, claims, damages or liabilities of the Initial Purchaser or its designee in such proportion as is appropriate to reflect the relative fault of the Initial Purchaser or its designee on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations under this Section 11.26 or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Section 11.27 Access to Certain Documentation.

The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

Section 11.28 Reports and Returns to be Filed by the Seller.

The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 11.29 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 11.30 Application of Buydown Funds.

With respect to each Buydown Loan, the Seller shall segregate and hold all Buydown Funds in the Custodial Account separate and apart from the Seller’s funds and general assets.

With respect to each Buydown Mortgage Loan, the Seller shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Seller will distribute to the Purchaser on each Distribution Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Seller or the insurer under any related Primary Insurance Policy) the Seller shall, on the Distribution Date following the date upon which Liquidation Proceeds or REO Disposition Proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Custodial Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Seller shall be required to withdraw from the Custodial Account any Buydown Funds remaining in the Custodial Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Custodial Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment in full, the Seller shall distribute to the Purchaser on the Distribution Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Custodial Account.

Section 11.31 Superior Liens.

With respect to each Second Lien Mortgage Loan, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Seller determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.

Section 11.32 Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Seller’s methods of implementing such interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 11.33 Officer’s Certificates.

Not later than the end of each calendar year, the Seller shall deliver to the Purchaser or its designee an Officer’s Certificate stating that (i) the Seller is an approved seller/servicer for FNMA and FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act, and that no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD and (ii) in the event any Mortgage Loan is a MERS Mortgage Loan, the Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS. In addition, the Seller shall deliver to the Purchaser or its designee a notice in the event that the Seller fails to meet such eligibility requirements.

Section 11.34 Investment of Funds in the Collection Account.

The Seller may direct any depository institution maintaining the Custodial Account to invest the funds on deposit in such account, (each such account, for the purposes of this Section 11.33, an “Investment Account”). All investments pursuant to this Section 11.33 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. All income and gain realized from the investment of funds deposited in the Custodial Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 11.04. The Servicer shall deposit in the Custodial Account the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

EXHIBIT 10

FORM OF CONFIRMATION

EXHIBIT 11

FORM OF BACK-UP CERTIFICATION

I, [identify certifying individual], certify to the [Initial Purchaser], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] and [Master Servicer] that:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided by the Seller under this Servicing Agreement has been provided to the Initial Purchaser and the Master Servicer;

(iii) I am is responsible for reviewing the activities performed by the Seller under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Seller has, as of the date of this certification fulfilled its obligations under the Agreement; and

(iv) Such officer has disclosed to the Initial Purchaser and the Master Servicer all significant deficiencies relating to the Seller’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

EXHIBIT 12

FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated ____________, 200__, (“Agreement”) among Citigroup Global Markets Realty Corp. (“Assignor”), ________________________ (“Assignee”) and _____________ (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of ____________, 20__, as amended (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to the servicing rights or any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

The Assignor and the Assignee each hereby retain the right to enforce the representations and warranties set forth in Section 7.01 and Section 7.02 with respect to the Company and the Mortgage Loans against the Company; provided, however, that in no event shall the Company be required to pay the Repurchase Price with respect to any Mortgage Loan more than once in connection with the repurchase of a Mortgage Loan pursuant to Section 7.03, 7.04 or 7.05 of the Purchase Agreement. In addition, the right to require the Company to repurchase a Mortgage Loan shall be exercised solely the Assignee, its successors and assigns.

Recognition of the Company

2.  [For Securitization Transactions include this sentence: From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to ______________________________ (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of _______________, 200__ (the “Pooling Agreement”), among the Assignee, the Assignor, ____________________, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), _________________________, as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the “Servicer”).] The Company hereby acknowledges and agrees that from and after the date hereof (i) the [Trust][Assignee] will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the [Trust][Assignee] for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the [Assignee][Trust (including the Trustee and the Servicer acting on the Trust’s behalf)] shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the [Assignee] [Trust (including the Trustee and the Servicer acting on the Trust’s behalf)]. Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would materially and adversely affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the [Assignee][Trustee.]

Representations and Warranties of the Company

3.  The Company warrants and represents to the Assignor, the Assignee [and the Trust] as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee [and the Trust,] that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof except that the representation and warranty set forth in Section 7.02(i) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

[Additional Representations and Warranties Necessary for Securitization]

Remedies for Breach of Representations and Warranties

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee [and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf)] in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Section 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

6.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced[, with the prior written consent of the Trustee].

8.  This Agreement shall inure to the benefit of [(i)] the successors and assigns of the parties hereto [and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf)]. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

9.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee [and by Assignee to the Trust] and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

10.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

11.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

12.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Its:

[SELLER]

By:
Name:
Its:

EXHIBIT 13

FORM OF INDEMNIFICATION AGREEMENT

Indemnification Agreement dated as of _________ __, 200__ (the “Agreement”) between _____________ (the “Company”) and _____________________ (the “Depositor”).

Reference is made to the issuance of ____________________, Series ________, Asset-Backed Certificates (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of _______________ (the “Pooling and Servicing Agreement”), among the Depositor as depositor, _________________ as master servicer and _____________________ as trustee (the “Trustee”). The Depositor will sell certain of the Certificates to _______________ (the “Underwriter”) for offer and sale pursuant to the terms of an Underwriting Agreement, dated ______________, ____ (the “Underwriting Agreement”), between the Depositor and the Underwriter. Further reference is made to the Master Mortgage Loan Purchase and Interim Servicing Agreement, (the “Purchase Agreement”) dated as of ____________, 20__ between the Company and Citigroup Global Markets Realty Corp. (“CGMRC”) which agreement was assigned to the Depositor pursuant to the terms of the Assignment as Recognition Agreement dated as of ______ among the Company, ___________ and CGMRC. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

Reference is also made to the information provided by ____________ contained in the Prospectus Supplement, including any supplement or amendment thereto, under the caption, “The Originators—______________” and “__________” (the “Company Information”).

1.  Pursuant to Section 12 of the Purchase Agreement:

(a)  Company (also referred to herein as the “Indemnifying Party”) agrees to indemnify and hold harmless the Depositor and each of its directors and officers and affiliates and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “CGMRC Indemnified Party”) and not any assignee thereof, against any and all actual losses, claims, expenses, damages or liabilities to which the Depositor or any CGMRC Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement of any material fact contained in the Company Information or omission to state therein, a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading (in each case, regardless of whether a final judgment has been entered by a finder of fact) or (y) any material misstatement or omission contained in the Prospectus Supplement regarding information or statistics therein regarding the Mortgage Loans included in the Prospectus Supplement solely to the extent such information was actually provided to the Depositor or its affiliates by Company; and will reimburse any such reasonable legal or other expenses reasonably incurred by such CGMRC Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Company may otherwise have.

Depositor (also referred to herein as the “Depositor Indemnifying Party” and together with the SunTrust Indemnifying Party referred to in paragraph (a), above, the “Indemnifying Parties”) agrees to indemnify and hold harmless the Company and each of its directors and officers and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “SunTrust Indemnified Party” and together with the Depositor Indemnified Party referred to in paragraph (a), above, the “Indemnified Parties”) and not any assignee thereof, against any and all actual losses, claims, expenses, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement of any material fact contained in any information in the Prospectus (or any supplement thereto other than the Company Information (such information other than the Company Information, the “CGMRC Information”) or omission to state in such CGMRC Information, a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading (in each case, regardless of whether a final judgment has been entered by a finder of fact) or (y) any material misstatement or omission contained in the Prospectus Supplement regarding information or statistics therein regarding the Mortgage Loans based on the CGMRC Information; and will reimburse any such reasonable legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b)  Promptly after receipt by the Indemnified Party under this Section 1 of notice of the commencement of any action described therein, the Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 1, notify the Indemnifying Party of the commencement thereof, but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party (a) under this Agreement except to the extent that the omission to notify the Indemnifying Party with respect to this Agreement materially adversely affects the Indemnifying Party’s ability to perform under this Agreement or (b) otherwise than under this Agreement. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party under this Section 1, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing; (ii) the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for the Indemnified Party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for the Indemnified Party, which firm shall be designated in writing by the Depositor or any of the Depositor’s directors, officers or controlling persons.

The Indemnified Party, as a condition of the indemnity agreements contained in Section 1(a) and Section 1(b), shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such action or claim. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld).

2.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by facsimile and confirmed by similar mailed writing as follows: (i) if to Company: ________________, [__], Attention: [__], and (ii) if to the Depositor: ____________________________________, Facsimile (___) ___-____, Attention: Legal. Any party hereto may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

3.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one instrument.

4.  This Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Depositor and Company have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

_______________________________

By:____________________________
Name:
Title:

_______________________________

By:____________________________
Name:
Title: